UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010 (May 17, 2010)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Determination of Estimated Per Share Value” is hereby incorporated by reference.

Item 7.01              Regulation FD.

On May 18, 2010, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), first used the presentation attached hereto as Exhibit 99.1 in connection with a conference call with financial advisors to review first quarter 2010 results and our estimated valuation per share discussed in Item 8.01 of this Current Report on Form 8-K.  The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Funds from Operations (“FFO”), Modified Funds from Operations (“MFFO”) and Same Store Sales.  FFO is a supplemental non-GAAP (as defined below) financial measure used by the real estate industry to measure the operating performance of real estate assets.  Our calculation of MFFO excludes impairment charges, adjustments to fair value for derivatives not qualifying for hedge accounting and acquisition-related costs that were required to be expensed effective January 1, 2009 in connection with the adoption of FAS 141R.  Historical cost accounting for real estate assets in accordance with generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.

Accordingly, we believe that FFO is helpful to shareholders and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income.  We believe that MFFO is helpful to shareholders and our management as a measure of operating performance because it excludes charges that management considers more reflective of investing activities or non-operating valuation changes.  By providing FFO and MFFO, we present information that reflects how our management analyzes our long-term operating activities.  We believe fluctuations in MFFO are indicative of changes in operating activities and provide comparability in evaluating our performance over time and as compared to other real estate companies that may not be affected by impairments or have derivatives or acquisition activities.  The following table presents our calculation of FFO and MFFO for the three months ended March 31, 2010 and 2009 (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2010	2009

Net loss	$(27,277)	$(45,443)
Net income attributable to noncontrolling interest	145	837

Adjustments:
Real estate depreciation and amortization from consolidated properties (1)	62,702	72,116
Real estate depreciation and amortization from unconsolidated properties (2)	1,689	1,749
Gain on sale of depreciable real estate	—	—
Noncontrolling interest share of above adjustments(3)	(330)	(729)
Funds from operations (FFO) (4)	$36,929	$28,530

Impairment charges	—	—
Fair value adjustments to derivatives	12	—
Acqusition-related costs	—	—
Noncontrolling interest share of above adjustments	—	—
Modified funds from operations (MFFO)(4)	$36,941	$28,530

Weighted average shares	293,179	290,426

MFFO per share	$0.13	$0.10

(1)	Reflects the depreciation and amortization of continuing operations, as well as discontinued operations.

(2)

This represents our share of depreciation and amortization expense of the properties which we account for under the equity method of accounting. The depreciation and amortization expense of our unconsolidated interests are reflected in our equity in earnings of investments.

(3)

Reflects an adjustment for the noncontrolling third-party partners’ proportionate share of the real estate depreciation and amortization, an adjustment for the limited partnership unit holders’ proportionate share of the real estate depreciation and amortization.

(4)

FFO, as defined by NAREIT, does not allow for excluding a gain on extinguishment of debt, unless that gain is deemed to be an extraordinary item. We define MFFO to further exclude impairment charges, adjustments to fair value for derivatives not qualifying for hedge accounting and acquisition-related costs. MFFO does not exclude gain on extinguishment of debt. For the three months ended March 31, 2010, we recognized non-extraordinary gains on extinguishment of debt (gains on troubled debt restructuring) of approximately $15.9 million, including approximately $6.5 million recorded as part of income (loss) from discontinued operations. If these non-cash gains were excluded from MFFO for the three months ended March 31, 2010, the resulting MFFO would have been $0.07 per weighted average share rather than the $0.13 presented above.

                We define net operating income (“NOI”) as rental revenue, less property operating expenses, real estate taxes and property management fees.   We believe that NOI provides a supplemental measure of our operating performance because NOI reflects the operating performance of our properties and excludes items that are not associated with management of the properties, such as general and administrative expenses, asset management fees and interest expense.  We define same store NOI as NOI less lease termination fee income and non-cash revenue items including straight-line rent adjustments and the amortization of above and below market rent.  Now that we have sufficient history with our portfolio, we view same store NOI both year over year and quarter over quarter as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods under review.  The following table presents our calculations of same store NOI for the three months ended March 31, 2010 and 2009 and the three months ended December 31, 2009 (in thousands, except property count):

First Quarter 2010 Same Store Results

The following table presents our calculations of same store NOI for the three months ended March 31, 2010 and 2009 and the three months ended December 31, 2009 (in thousands, except property count):

	Three Months Ended			Three Months Ended
	31-Mar-10	31-Mar-09	Variance	31-Mar-10	31-Dec-09	Variance
Same store:
Revenues:
Rental income	$139,626	$151,522	$(11,896)	$139,626	$148,475	$(8,849)
Less:
Straight-line rent adjustment	3,759	6,163	(2,404)	3,759	4,831	(1,072)
Above/below market rent & lease incentives	2,555	2,595	(40)	2,555	3,477	(922)
Lease termination fees	1,333	2,044	(711)	1,333	3,998	(2,665)
	131,979	140,720	(8,741)	131,979	136,169	(4,190)

Expenses:
Property related expenses	41,771	43,007	(1,236)	41,771	47,078	(5,307)
Bad debt expense	1,180	770	410	1,180	1,275	(95)
Real estate taxes	21,007	22,533	(1,526)	21,007	17,521	3,486
Property management fees	4,149	4,400	(251)	4,149	4,445	(296)
	68,107	70,710	(2,603)	68,107	70,319	(2,212)
	$63,872	$70,010	$(6,138)	$63,872	$65,850	$(1,978)

Leased at period end	85%	88%		85%	86%

Consolidated Properties	68			68
Square Feet	22,966			22,966

Item 8.01              Other Events.

Declaration of Distributions

On May 17, 2010, our board of directors authorized distributions payable to shareholders of record on each of May 31, June 30 and July 31, 2010.  Distributions payable to each shareholder of record during a month will be paid in cash on or before the 16th day of the following month.  The declared distributions equal a monthly amount of $0.0083 per share of common stock, which is equivalent to an annual distribution rate of 1.0% on a purchase price of $10.00 per share.  Distributions are authorized at the discretion of our board of directors based on its analysis of numerous factors, including but not limited to our forthcoming cash needs, and there is no assurance that distributions will continue or at any particular rate.  All or a portion of the distributions may constitute return of capital for tax purposes.

Determination of Estimated Per Share Value

On May 17, 2010, pursuant to our Second Amended and Restated Policy for Estimation of Common Stock Value (the “Estimated Valuation Policy”), our board of directors established an estimated per share value of the Company’s common stock as of May 17, 2010 of $4.25.

As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete.  Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from our board’s estimated value per share.  The estimated per share value determined by our board of directors neither represents the fair value according to GAAP of our assets less liabilities, nor does it represent the amount our shares would trade at on a national securities exchange or the amount a shareholder would obtain if he tried to sell his shares or if we liquidated our assets.

Methodology

Our board of director’s objective in calculating an estimated value per share was to arrive at a value that it believes is reasonable and supportable using what the board of directors deems, after consultation with our advisor, Behringer Advisors, LLC (the “Advisor”), and an independent third party investment banking firm engaged by our Advisor, to be appropriate valuation methodologies under then current circumstances in accordance with the Estimated Valuation Policy.  The following is a summary of the valuation methodologies used.

The Advisor estimated the current value of our real estate investments, debt obligations and other assets and liabilities primarily through the use of discounted cash flow analyses, which were initially prepared by the Advisor’s asset management team and reviewed by both the Advisor’s management and the independent third party investment banking firm.  Both the Advisor and the third party investment banking firm employed a range of terminal capitalization rates, discount rates, growth rates and other variables consistent with the valuation of real estate assets based on their respective industry knowledge and experience.  The third party investment banking firm arrived at its assumptions and valuation independent of the Advisor.  At the May 17, 2010 board meeting, the Advisor made a recommendation that our board of directors adopt an estimated valuation of $4.25 per share, which was supported by the third party investment banking firm’s independent valuation.

The board of directors believes that the valuation methodologies utilized are industry standard and acceptable valuation methodologies.  The estimated values for our investments in real estate may not represent current market values or fair values as determined in accordance with GAAP.  Real estate is currently carried at its amortized cost basis in our financial statements, subject to any adjustments applicable under GAAP.

The estimated per share value does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of our debt, or a discount for our overhead and other costs that may be incurred, including any costs of any sale of our assets.  The markets for commercial real estate can fluctuate and values are expected to change in the future.

Limitations of Estimated Value Per Share

As mentioned above, we are providing this estimated value per share pursuant to our Estimated Valuation Policy.  The estimated value per share set forth above will first appear on shareholder account statements for the second quarter of 2010.

As with any valuation methodology, the methodology employed by our Advisor and the third party investment banking firm and relied upon by the board of directors is based upon a number of estimates and assumptions that may not be accurate or complete.  Accordingly, with respect to the estimated value per share, we can give no assurance that:

•                  a shareholder would be able to resell his shares at this estimated value;

•                  a shareholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•                  our shares would trade at the estimated value per share on a national securities exchange; or

•                  the methodologies used to estimate our value per share would be acceptable to FINRA or under ERISA for compliance with their respective reporting requirements.

For further information regarding the limitations of the estimated value per share, see the Estimated Valuation Policy filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2010.  The estimated value per share has been determined as of May 17, 2010.  The value of our shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and capital markets.  We believe the current downturn in the economy has had a negative effect on commercial property values and has severely limited access to the capital markets.  As a result, this estimated valuation represents asset values that we believe are quite depressed.  As required by the Estimated Valuation Policy, we currently expect to update our estimated value per share at least every 18 months.

We are working diligently to renew current leases or secure new leases with quality tenants to increase net operating income and the ultimate value of our assets, to execute on other value creation strategies and to minimize expenses as much as possible.

Share Purchase Price for Distribution Reinvestment Plan

In accordance with our Second Amended and Restated Distribution Reinvestment Plan, beginning with reinvestments made after May 17, 2010, distributions may be reinvested in shares of our common stock at a price equal to $4.25 per share, which is the estimated per share value disclosed above.

Share Redemption Price and Revised 2010 Funding Limit for Share Redemption Program

In accordance with our Fourth Amended and Restated Share Redemption Program, as of May 17, 2010, the per share redemption price for exceptional redemptions, which are those redemptions made on circumstances of death, qualifying disability or need for long-term care, will be the lesser of (a) $4.25, which is the estimated per share value disclosed above, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to shareholders after such estimated per share value was determined (the “Valuation Adjustment”) or (b) the average price per share that investor paid for his shares less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by the board of directors, distributed to shareholders prior to the redemption date (the “Special Distributions”).

For all other ordinary redemptions, the per share redemption price will be the lesser of (a) $4.25, which is 90% of the estimated per share value disclosed above, less any Valuation Adjustment or (b) 90% of the average price per share that the investor paid for his shares, less any Special Distributions.

However, as previously disclosed, our board of directors has suspended redemptions other than exceptional redemptions until further notice.  Further, on May 17, 2010, our board of directors elected to adjust the 2010 funding limit for exceptional redemptions for each of the remaining two quarters of 2010 to reflect the adjustment in the estimated valuation.  Our board maintains its right to redeem additional shares, subject to the limits set forth in our share redemption program, if it deems it to be in the best interest of the Company and its shareholders.

Forward Looking Statements

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false.  We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Report.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include market and economic challenges, inability of tenants to continue paying their rent, availability of cash flow for distributions and capital expenditures, decrease in the participation under our distribution reinvestment plan, our level of debt, the availability of credit generally and any failure to refinance or extend our debt as it comes due, the need to invest additional equity in connection with debt refinancing, future increase in interest rates, our ability to raise capital, impairment charges, our ability to retain our executive officers and other key personnel of our advisor, property manager and their affiliates, changes in the level of financial assistance and support provided by our sponsor and its affiliates, unfavorable changes in law or regulations impacting our business or assets, and factors that could affect our ability to qualify as a real estate investment trust.  The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 18, 2010, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the SEC on May 10, 2010.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

99.1     Behringer Harvard REIT I, Inc. Quarterly Update and Estimated Per Share Valuation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: May 18, 2010	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal

Exhibit Index

Exhibit No.	Description

99.1	Behringer Harvard REIT I, Inc. Quarterly Update and Estimated Per Share Valuation